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EXHIBIT 10.11                                                            PAGE 23
                                  EMPLOYMENT AGREEMENT

PARTIES

      Alfin, Inc., a New York Corporation and its wholly owned subsidiary, Adrien Arpel, Inc., a Delaware Corporation with offices currently located at 720 Fifth Avenue, New York, New York, 10019, (the "Company") and Mary Panvini ("employee"), currently residing at Watergate East, 2510 Virginia Avenue, Washington D.C. 20037.

      The employee is currently the Senior Vice President/General Manager of Sales and has been employed by the Company since June, 1997.

PURPOSE

      The parties desire to enter into an employment agreement ("agreement"), as follows;

TERM

      The term of the agreement will be for a period of one year commencing on March 27, 1998 and ending on March 26, 1999. The agreement will renew automatically for successive 1 year periods unless either party notifies the other party, 90 days prior to the March 26th of each year, of their intent not to renew the agreement. Any notification must be in writing. This agreement shall survive a change in control, or ownership of the Company.

COMPENSATION

      The employee will continue to earn her current level of gross annual earnings of $115,000 payable on the 15th and 30th falls of each month. If the 15th or 30th falls on a weekend or holiday, then on the next business day.

BENEFITS

      The employee will be given a commuting allowance. The employee's primary residence is in Washington, D.C. and the employee will be reimbursed for reasonable commuting expenses between the Company's offices and employee's primary residence. The employee will also be given reasonable living accommodations in New York City consisting of either an apartment or hotel room. If the Company does not keep a New York presence and does house the employee in an apartment or hotel, then the employee will be entitled to a $1,000, per month allowance, for an office in her home. The employee will also be reimbursed for business telephone charges incurred from a home office.

STOCK OPTIONS

      The employee will be granted stock options ("Options"), to purchase 100,000 shares of the Company's Common Stock at $0.68 per share. Of the 100,000 options, 25,000 shall vest

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      immediately, 25,000 on March 27, 1999, 25,000 on March 27, 2000 and 25,000
      on March 27, 2001. If the Company records earnings per share of $.30 or greater at the end of any fiscal year, then all non vested options shall vest immediately. The options shall expire 10 years after granted.

      The Option is not transferable by the Employee, except if the Employee dies or becomes physically disabled during the term of this agreement. If the employee dies or becomes physically disabled, during the term of this agreement, then the employee's daughter (Ms. Joelle Martini) may exercise such options for a period of 90 days from the date of death or physical disability.

      In the event that, prior to the delivery by the Company of all shares of Common Stock in respect of which the Option is granted, the number of outstanding shares of Common Stock of the Company shall be changed through the declaration of stock dividends, stock splits, recapitalization or other change affecting the outstanding Common Stock, the remaining number of shares of Common Stock still subject to the Option and the purchase price thereof shall be appropriately adjusted by the Company.

      The Options granted by the Company, to the employee, will be exercisable by the employee for a period of 90 days beyond the date of this agreement, or the termination of the employee by the Company, for any reason.

      BONUS

      The employee shall earn a bonus of 20% of gross annual compensation during the term of this agreement, if the Company earns a pre tax profit at the end of its fiscal year, and an additional 5% of gross annual compensation if the Company records a 5% increase in profitability over its forecasted profit at the end of its fiscal year.




      Agreed to



      Date:           March 27, 1998
                  -----------------------


      On behalf of Alfin, Inc.                /S/ Barry W. Blank
                                       ----------------------------------
                                       Barry W. Blank/Chairman


       On behalf of Employee:                  /S/ Mary Panvini
                                       ----------------------------------
                                       Mary Panvini